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                                                                    EXHIBIT 1(d)



                            AIM ADVISOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


         AIM ADVISOR FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation has adopted resolutions to reclassify a portion of the Corporation's authorized capital of unissued shares of Common Stock and to ratify and confirm the issuance of shares of Common Stock of the Fund, of whatever series or portfolio, as reflected in the records of the Fund, and to further declare and confirm that each such share is duly authorized, validly issued, fully paid and nonassessable.

         SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 10,075,000,000 shares of Common Stock with a par value of $0.001 per share and having an aggregate par value of $10,075,000. Of these shares:
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                 (a)      5,000,000 shares have been classified as AIM Advisor
Large Cap Value Fund - Class A Shares, 5,000,000 shares have been classified as AIM Advisor Income Fund - Class A Shares, 7,500,000 shares have been classified as AIM Advisor Flex Fund - Class A Shares, 5,000,000 shares have been classified as AIM Advisor MultiFlex Fund - Class A Shares, 5,000,000 shares have been classified as AIM Advisor Real Estate Fund - Class A Shares, 5,000,000 shares have been classified as AIM Advisor International Value Fund - Class A Shares, and 5,000,000,000 shares have been classified as AIM Advisor Cash Management Fund - Class A Shares; and

                 (b) 5,000,000 shares have been classified as AIM Advisor Large Cap Value Fund - Class C Shares, 5,000,000 shares have been classified as AIM Advisor Income Fund - Class C Shares, 12,500,000 shares have been classified as AIM Advisor Flex Fund - Class C Shares, 10,000,000 shares have been classified as AIM Advisor MultiFlex Fund - Class C Shares, 5,000,000 shares have been classified as AIM Advisor Real Estate Fund - Class C Shares, 5,000,000 shares have been classified as AIM Advisor International Value Fund - Class C Shares, and 5,000,000,000 shares have been classified as AIM Advisor Cash Management Fund - Class C Shares.

         THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 10,075,000,000 shares of Common Stock with a par value of $0.001 per share and having an aggregate par value of $10,075,000. Of these shares:




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                 (a)      100,000,000 shares have been classified as AIM
Advisor Large Cap Value Fund - Class A Shares, 5,000,000 shares have been classified as AIM Advisor Income Fund - Class A Shares, 100,000,000 shares have been classified as AIM Advisor Flex Fund - Class A Shares, 100,000,000 shares have been classified as AIM Advisor MultiFlex Fund - Class A Shares, 100,000,000 Shares have been classified as AIM Advisor Real Estate Fund - Class A Shares, 100,000,000 shares have been classified as AIM Advisor International Value Fund - Class A Shares, and 4,000,000,000 shares have been classified as AIM Advisor Cash Management Fund - Class A Shares;

                 (b) 100,000,000 shares have been classified as AIM Advisor Large Cap Value Fund - Class B Shares, 100,000,000 shares have been classified as AIM Advisor Flex Fund - Class B Shares, 100,000,000 shares have been classified as AIM Advisor MultiFlex Fund - Class B Shares, 100,000,000 Shares have been classified as AIM Advisor Real Estate Fund - Class B Shares, and 100,000,000 shares have been classified as AIM Advisor International Value Fund - Class B Shares;

                 (c) 100,000,000 shares have been classified as AIM Advisor Large Cap Value Fund - Class C Shares, 5,000,000 shares have been classified as AIM Advisor Income Fund - Class C Shares, 100,000,000 shares have been classified as AIM Advisor Flex Fund - Class C Shares, 100,000,000 shares have been classified as AIM Advisor MultiFlex Fund - Class C Shares, 100,000,000 shares have been classified





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as AIM Advisor Real Estate Fund - Class C Shares, 100,000,000 shares have been classified as AIM Advisor International Value Fund - Class C Shares, and 4,000,000,000 shares have been classified as AIM Advisor Cash Management Fund - Class C Shares; and

                 (d) 565,000,000 shares are shares of stock without further designation or classification.

         FOURTH: Unissued shares of Common Stock may be classified and reclassified by the Board of Directors.

         FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A and Class C Shares of Common Stock described in ARTICLE THIRD hereof are as set forth in ARTICLE IV of the Corporation's Charter, and in the provisions relating to stock of the Corporation generally, and in ARTICLE FIFTH of the Corporation's Articles Supplementary as filed with the State Department of Assessments and Taxation of the State of Maryland on June 13, 1997, and remain unchanged.

         SIXTH: Except as set forth below, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and





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conditions of redemption of the Class B Shares of Common Stock described in
ARTICLE THIRD hereof are those set forth in ARTICLE IV of the Corporation's Charter, and in the provisions relating to stock of the Corporation generally. In addition, all such Class B Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

         (a) Subject to the provisions of paragraph (c) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares eight (8) years after the end of the calendar month in which a shareholder's order to purchase such shares was accepted.

         (b) Subject to the provisions of paragraph (c) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares in the same proportion as any Class B Shares (other than those in the sub- account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.





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         (c)     If a series of the Corporation implements any amendment to a
Rule 12b-1 Plan (or, if presented to shareholders, adopts or implements a non-Rule 12b-1 shareholder services plan) that the Board of Directors determines would materially increase the charges that may be borne by the holders of Class A Shares under such plan, the Class B Shares will stop converting to the Class A Shares unless the Class B Shares, voting separately, approve the amendment or adoption. The Board of Directors shall have sole discretion in determining whether such amendment or adoption is submitted to a vote of the holders of Class B Shares. Should such amendment or adoption not be submitted to a vote of the holders of Class B Shares or, if submitted, should the holders of Class B Shares fail to approve such amendment or adoption, the Board of Directors shall take such action as is necessary to: (1) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoptions; and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Directors to implement the foregoing, and at the sole discretion of the Board of Directors, such action may include the exchange or conversion of all Class B Shares for or into a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Directors reasonably believes will not be subject to federal taxation;





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         SEVENTH:  The shares of the Corporation authorized and classified or reclassified pursuant to these Articles Supplementary have been so authorized and classified or reclassified by the Board of Directors under the authority contained in the Charter of the Corporation and Section 2-105(c) of the Maryland General Corporation Law (the "MGCL"), and these Articles Supplementary are filed pursuant to Section 2-208.1 of the MGCL.

         The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, AIM ADVISOR FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 29, 1997.

                                            AIM ADVISOR FUNDS, INC.
Witness:

/s/ OFELIA M. MAYO                          /s/ ROBERT H. GRAHAM
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Assistant Secretary                         President





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